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                                    EXHIBIT "A"


      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     (MINUTES OF SPECIAL MEETING OF THE BOARD OF DIRECTORS held March 11, 1998)


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